Exhibit 10.1

Certain portions of this exhibit, marked by [***], have been excluded because they are both not material and are the type of information that the registrant treats as private or confidential.

SETTLEMENT AGREEMENT, GENERAL RELEASE AND WAIVER
THIS SETTLEMENT AGREEMENT, GENERAL RELEASE AND WAIVER (this “Agreement” or “Release”) is made and entered into by and between Rebecca Garbrick (“Executive”) and Forward Air Corporation (“Forward Air”) as of February 3, 2025.
WHEREAS, Executive is a former executive employee of Forward Air (together with its Affiliates, the “Company Parties”), having served as Chief Financial Officer until her involuntary separation effective on August 2, 2024 (the “Termination Date”);
WHEREAS, Executive is a party to and entitled to certain benefits under the Forward Air Corporation Executive Severance and Change in Control Plan, as amended from time to time before the date hereof and as supplemented by the 2024 Forward Air Corporation Severance Program (collectively, the “Plan”);
WHEREAS, Executive’s separation as of the Termination Date is an Involuntary Termination during the Eligibility Period as contemplated by the 2024 Forward Air Corporation Severance Program;
WHEREAS, Executive is also party to the Forward Air Corporation Retention Bonus Agreement effective as of April 19, 2024 (the “Retention Bonus Agreement” or “RBA”), and her separation on the Termination Date constitutes a Qualifying Termination under the RBA entitling her to receive the Retention Bonus as contemplated by Section 3(c) of the RBA;
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WHEREAS, Executive did not initially sign the General Release and Waiver within sixty (60) days of her Termination Date while she engaged in negotiations with the Company Parties in relation to the claimed Transaction Bonus; and
WHEREAS, Executive has elected to proceed with executing the General Release and Waiver below (the “General Release”) in compromise of her claim to the Transaction Bonus based on, among other things, the Company Parties’ representations that upon execution of the Release, she will be entitled to all benefits to which she would otherwise have been entitled under the Plan and the RBA had she executed the General Release within sixty (60) days after the Termination Date, as well as additional consideration as set forth below.
NOW, THEREFORE, the parties agree as follows:
I.Consideration Due From Company Parties to Executive.
1.In exchange for execution of the Release set forth in Section II of this Agreement, and notwithstanding the lapse of time between her Termination Date and execution of this Agreement, Executive is entitled to and shall receive all benefits promised to her under the Plan and the RBA due to her Involuntary Termination during the Eligibility Period under the Plan and her Qualifying Termination under the RBA. The payments to which Executive is entitled under the Plan and the RBA consist of the following as outlined by Forward Air, minus the $16,346.60 of “Unused Vacation” previously paid to Executive:

Severance Payout for R. Garbrick
			Payment	R. Garbrick Pay
Base	$850,000.00	2x Base	18 months	Base	$425,000
STI	$637,500.00	2x Target	18 months	STI	$318,750
ProRata STI 2024	$0.00		Feb. 2025	Retention	$100,000	(100% Cash)
Retention Bonus	$100,000.00	Cash	Lump Sum
Unused Vacation	$16,356.60		Lump Sum
Cobra	$18,002.88	24 Months	Lump Sum
Outplacement	$20,000.00		Lump Sum
Payment Owed			Payment Terms
Lump Sum	$154,349.48	Before Taxes	Within 30 days of separation
Weekly Payment	$19,070.51	Before Taxes	Equal installments for 18 months post-termination

2.In addition to and without limiting the foregoing, Forward Air shall also pay to Executive an additional sum of Twenty Thousand Dollars ($20,000.00), representing Executive’s attorneys’ fees, at the same time as the “Lump Sum” payment identified above, as additional consideration in exchange for her execution of the Release and including her release of any claim to the Transaction Bonus. This additional consideration shall be paid without any withholdings and reported to the IRS on a Form 1099-NEC checking box 3 and designating the payment as “other income.”
3.Assuming that Executive has timely executed this Release and not revoked her signature, the Lump Sum payment and the $20,000.00 payment shall be made within 30 days of Executive’s execution of this Release. The Bi-weekly payments shall begin on the first payroll period after the Lump Sum payment is made and shall continue thereafter until paid in full. All payments due under this Agreement shall be made to Executive by electronic funds transfer to the account previously designated by Executive for receipt of payroll payments during her employment, or such other account as Executive may designate in writing.
4.The “ProRata STI 2024” entry on the payment summary table above is a placeholder for an amount to be determined in the future pursuant to the terms of the Company’s Executive Annual Cash Incentive Plan, under which Executive is entitled to receive payment of the amount to which she would have been entitled had she remained employed through the date the payment for 2024 is due to executives in positions similar to that which Executive previously held, pro-rated to the portion of the year that Executive actually remained employed in 2024 (i.e., ⁓7/12ths). Such payment will be made on the same schedule contemplated by that plan, which is expected to be in or about March 2025.
5.In addition to and without limiting the foregoing, Executive is also entitled to the certain benefits under the Company’s 2016 Omnibus Incentive Compensation Plan (the “2016 Incentive Plan”), including accelerated vesting of all unvested and outstanding restricted stock units (including those that would have otherwise vested in 2024 had she executed the General Release required by the Plan within 60 days of the Termination Date), vesting of stock options, and continued vesting of performance stock awards. For avoidance of doubt, benefits under the 2016 Incentive Plan to which Executive is entitled include the following:
(a)Accelerated vesting of 11,944 restricted stock units that were unvested and outstanding on the Termination Date, which shall be deposited into the Executive’s Computer Share account within 30 days of the Executive’s execution of this Release:
(b)Accelerated vesting of 3,349 stock options that remained unvested and outstanding on the Termination Date, which shall become eligible for exercise within 30 days of the Executive’s execution of this Release; and
(c)Continued vesting of 37,982 performance stock awards, which shall vest on the schedule contemplated by the 2016 Incentive Plan as if Executive had remained employed through the vesting date of each respective performance share award.
II.General Release and Waiver.

1.I, Rebecca Garbrick, in consideration of and subject to the performance by Forward Air of its obligations under the Plan and this Agreement, do hereby release and forever discharge as of the date hereof the Company Parties and their respective affiliates, subsidiaries and direct or indirect parent entities and all present, former and future shareholders, directors, officers, agents, representatives, employees, employee benefit plan fiduciaries, and successors and assigns, as well as all respective affiliates, subsidiaries and direct or indirect parent entities of any successor or assign of the Company (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Plan.
2.I understand that any payments or benefits paid or granted to me under Section 4.01 or 5.02 of the Plan (other than the Accrued Obligations) and Section 3(c) of the Retention Bonus Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in the Plan or the Retention Bonus Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its Affiliates.
3.Except as provided in paragraphs 4, 5, and 11 below and except for the provisions of the Plan which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company Parties, including, but not limited to (all of the following collectively referred to herein as the “Claims”):
(a)any and all claims that in any way result from, or relate to, Executive’s hire, employment with or separation from employment with the Company Parties, whether pursuant to federal, state or local law, statute, regulation, ordinance, executive order or common law including, but not limited to, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied: promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion, including costs and attorneys’ fees;
(b)any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act, and any other statute that pertains or relates to, or otherwise touches upon, the employment relationship between the Company Parties and Executive.
4.I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release and does not extend to any claims that, by statute, may not be waived. I acknowledge and agree that my separation from employment with the Company Parties in compliance with the terms of the Plan shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
5.I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding, not including a whistleblower bounty. Additionally, I am not waiving (i) any right to the Accrued Obligations or any severance benefits to which I am entitled under the Plan or Retention Bonus Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, (iii) my rights as an equity or security holder in the Company or its Affiliates, (iv) my rights under any equity awards that survive termination of employment; or (v) my rights to accrued benefits only under any retirement plan that is “qualified” under Section 401(a) of the Internal Revenue Code of 1986.
6.In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver I would not have become a Participant in the Plan. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law.
7.I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
8.I agree that this General Release and the Plan are confidential and agree not to disclose any information regarding the terms of this General Release or the Plan, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or to a successor employer respecting the terms of any restrictive covenants to which I may be subject, or as required by law, and I will instruct each of the foregoing not to further disclose the same to anyone.
9.Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other securities regulatory organization or any governmental entity.
10.I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 3 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. I represent and warrant that I have never suffered an on the job or occupational injury or incurred any leave, wage or overtime claims, whether pursuant to the Fair Labor Standards Act, Family Medical Leave Act, or otherwise, during my employment, or in the alternative that any such claims have been resolved to my complete satisfaction, and as such, no such claims by me or on my behalf exist as of the date of this Agreement.
11.Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Plan or this General Release after the date hereof.
12.The Parties understand and acknowledge that this General Release constitutes a compromise and settlement of actual or potential disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this General Release shall be deemed or construed to be:
(a)an admission of the truth or falsity of any claims made or any potential claims; or
(b)an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.
13.I waive any claim to reinstatement or re-employment with the Released Parties and agree not to bring any claim based upon the failure or refusal of the Released Parties to employ me hereafter. If I seek employment or become employed with the Released Parties (Knowingly or unknowingly), this General Release shall conclusively be deemed the sole and exclusive reason for denying such application for employment with the Released Parties and/or the basis for my discharge if hired.
14.In entering into this General Release, neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this General Release.
15.The language in all parts of this Agreement will be construed, in all cases, according to its fair meaning, and not for or against either Party hereto. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement. The captions of the Paragraphs of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Paragraph of this Agreement.
16.Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
17.BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
(a)I HAVE READ IT CAREFULLY; AND I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
(b)I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
(c)I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO AND HAVE BEEN REPRESENTED BY COUNSEL IN NEGOTIATING THIS GENERAL RELEASE;
(d)I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;
(e)I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
(f)I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
(g)I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED: /s/ Rebecca Garbrick Rebecca Garbrick	DATED: February 3, 2025

ACCEPTED AND AGREED TO BY FORWARD AIR CORPORATION: /s/ Michael Hance Name: Michael Hance Title: Chief Legal Officer Date: February 5, 2025